                                                                   EXHIBIT 10.34

                          MANAGEMENT MEMBERS AGREEMENT

                                   CONCERNING

                                    NALCO LLC

                           DATED AS OF JUNE 11, 2004.

     This MANAGEMENT MEMBERS AGREEMENT (the "Agreement") dated as of June 11,
2004 by and among Nalco LLC (the "Company"), a Delaware limited liability company and the Persons who are or after the date hereof become signatories hereto (the "Management Members").

                                    RECITALS

     WHEREAS, the Company is governed by that certain Second Amended and
Restated Limited Liability Company Operating Agreement (the "LLC Agreement")
dated as of May 17, 2004.

     WHEREAS, the Management Members will be providing services to the Company or its Affiliates.

     WHEREAS, each Management Member will subscribe for and acquire from the
Company, and the Company will issue and sell to each Management Member, the
Company's Class A Units (the "Units"), in the amounts set forth on Schedule A to the LLC Agreement, as the same may be amended from time to time;

     WHEREAS, it is a condition to the sale of the Units that the Management
Members enter into this Agreement;

     WHEREAS, the Management Members will enter into the Registration Rights
Agreement; and

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                                   ARTICLE I

         Management Members' Representations, Warranties and Agreements

     Section 1.01. Units Unregistered. Each Management Member acknowledges and represents that such Management Member has been advised by the Company that:

     (a)  the offer and sale of the Units have not been registered under the
          1933 Act;

     (b)  the Units must be held and the Management Member must continue to bear the economic risk of the investment in the Units unless the offer and sale of such Units are subsequently registered under the 1933 Act and all applicable state securities laws or an exemption from such registration is available and the Units may never be so registered;

     (c)  there is no established market for the Units and it is not anticipated that there will be any public market for the Units in the foreseeable future;

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     (d)  a restrictive legend in the form set forth below shall be placed on the certificates representing the Units:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE
          ORIGINALLY ISSUED ON ______________, HAVE NOT BEEN
          REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
          "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF
          AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN
          EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES
          REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN
          TRANSFER AND OTHER RESTRICTIONS SET FORTH IN THE LIMITED
          LIABILITY COMPANY AGREEMENT, DATED AS OF MAY 17, 2004 AMONG
          NALCO LLC AND CERTAIN OF ITS MEMBERS, THE MANAGEMENT MEMBERS
          AGREEMENTS, DATED AS OF JUNE 11, 2004 AMONG NALCO LLC AND
          CERTAIN MANAGEMENT MEMBERS NAMED THEREIN, THE REGISTRATION
          RIGHTS AGREEMENT AMONG NALCO LLC AND CERTAIN OF ITS MEMBERS
          AND, AMONG OTHER THINGS, MAY NOT BE OFFERED OR SOLD EXCEPT
          IN COMPLIANCE WITH SUCH TRANSFER RESTRICTIONS. COPIES OF
          SUCH LIMITED LIABILITY COMPANY AGREEMENT, SUCH MANAGEMENT
          MEMBERS AGREEMENTS AND SUCH REGISTRATION RIGHTS AGREEMENT
          ARE ON FILE WITH THE SECRETARY OF THE LIMITED LIABILITY
          COMPANY AND ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN
          REQUEST THEREFOR. THE HOLDER OF THIS CERTIFICATE, BY
          ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF
          THE APPLICABLE PROVISIONS OF THE AFORESAID AGREEMENTS.";

     (e)  a restrictive legend in the form set forth below shall be placed on the certificates representing the Units held by Georgia residents:

          "THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON
          PARAGRAPH 13 OF CODE SECTION 10-5-9 OF THE "GEORGIA
          SECURITIES ACT OF 1973," AND MAY NOT BE SOLD OR TRANSFERRED
          EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR
          PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT."; and

     (f)  a notation shall be made in the appropriate records of the Company indicating that the Units are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions may be issued to such transfer agent with respect to the Units.

     Section 1.02. Additional Investment Representations. Each Management Member
represents and warrants that:

     (a)  the Management Member's financial situation is such that such
          Management Member can afford to bear the economic risk of holding the
          Units for an indefinite period of time, has adequate means for providing for the Management Member's current needs and personal contingencies, and can afford to suffer a complete loss of the
          Management Member's investment in the Units;

     (b)  the Management Member's knowledge and experience in financial and business matters are such that the Management Member is capable of evaluating the merits and risks of the investment in the Units;

     (c)  the Management Member understands that the Units are a speculative investment which involves a high degree of risk of loss of Management
          Member's investment therein, there are substantial restrictions on the transferability of the Units and, on the date on which such Management
          Member acquires such Units and for an indefinite period following such date, there will be no public market for the Units and, accordingly, it may not be possible for the Management Member to liquidate the
          Management Member's investment including in case of emergency, if at all;

     (d)  the terms of this Agreement provide that if the Management Member ceases to provide services to the Company and its Affiliates, the
          Company and its Affiliates have the right to repurchase the Units at a price which may be less than the Fair Market Value thereof;

     (e)  the Management Member understands and has taken cognizance of all the risk factors related to the purchase of the Units and, other than as set forth in this Agreement, no representations or warranties have been made to the Management Member or Management Member's
          representatives concerning the Units, the Company, the Subsidiaries or their respective prospects or other matters;

     (f)  the Management Member has been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the
          Company and its representatives concerning the Company and its subsidiaries, the acquisition of Nalco Company and certain
          Subsidiaries of Nalco International S.A.S. by subsidiaries of the
          Company, the LLC Agreement, the Company's organizational documents and the terms and conditions of the purchase of the

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          Units and to obtain any additional information which the Management
          Member deems necessary; and

     (g)  all information which the Management Member has provided to the
          Company and the Company's representatives concerning the Management
          Member and the Management Member's financial position is complete and correct as of the date of this Agreement.

     Section 1.04. Contingent Bonus. The Company shall cause one of its
Subsidiaries to pay a bonus to Management Members in the circumstances set forth in Exhibit A.

                                   ARTICLE II

                             Transfers; Acceleration

     Section 2.01. Transfer. (a) Until the occurrence of a Qualified IPO, except as required by law, no Management Member may directly or indirectly, sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any economic, voting or other rights in or to
(collectively, "Transfer") any Units except pursuant to (i) Article XI of the
LLC Agreement, (ii) Sections 2.02 or 2.04 hereof or (iii) a Transfer to a
Manager Permitted Transferee (each a "Permitted Transfer").

     (b) Following a Qualified IPO and the expiration of any underwriter or
Company "lock-up" period (as provided for in Section 4(a) of the Registration
Rights Agreement or otherwise) applicable to such Qualified IPO, each Management
Member may only Transfer its Units pursuant to (i) a Permitted Transfer, (ii) a
Transfer pursuant to Section 2.03, (iii) a Transfer in accordance with the
Registration Rights Agreement or (iv) a Transfer conducted in accordance with the requirements of Rule 144 promulgated under the 1933 Act; provided, that no
Management Member shall make a Transfer pursuant to this clause (iv) without the
Company's prior, written approval.

     (c) No Transfer by any Management Member may be made pursuant to this
Article II unless (i) the transferee has agreed in writing to be bound by the terms and conditions of this Agreement and the LLC Agreement (other than if the
Transfer is conducted in accordance with the Registration Rights Agreement or the requirements of Rule 144 promulgated under the 1933 Act), (ii) the Transfer complies in all respects with the applicable provisions of this Agreement, (iii)
the Transfer complies in all respects with applicable federal and state securities laws, including the 1933 Act and (iv) the Transfer is made in compliance with all applicable Company policies and restrictions (including any trading "window periods" or other policies regulating insider trading);
provided, that the conditions to Transfer described in clause (i) above shall not apply to a Transfer pursuant Article XI of the LLC Agreement or Sections
2.02, 2.03 or 2.04 hereof.

                                      -4-

     (d) No Transfer by any Management Member may be made pursuant to this
Article II (except pursuant to an effective registration statement under the
1933 Act) unless and until such Management Member has first delivered to the
Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the 1933 Act and applicable state securities laws is required in connection with such Transfer.

     Section 2.02. Call Option. (a) If a Management Member's Services to the
Company or any Subsidiary terminate for any of the reasons set forth in clauses
(i), (ii) or (iii) below (each such event a "Termination Event"), the Company shall have the right but not the obligation to purchase, from time to time after such termination of Services, any Units held by such Management Member for a period of 60 days (subject to extension as provided below) immediately following the later of (A) the date of the Termination Event and (B) the date that is six
(6) months and one day after the date on which such Management Member acquired such Unit (the later of (A) and (B), the "First Purchase Date"), and such
Management Member shall be required to sell to the Company, any or all of such
Units then held by such Management Member, at a price per Unit equal to the applicable purchase price determined pursuant to Section 2.02(c):

          (i) if such Management Member's Service with the Company and its
     Subsidiaries is terminated due to the Disability or death of the Management
     Member;

          (ii) if such Management Member's Service with the Company and its
     Subsidiaries is terminated by the Company and its Subsidiaries without
     Cause or by the Management Member for any reason;

          (iii) if such Management Member's Service with the Company and its
     Subsidiaries is terminated by the Company or any of its Subsidiaries for
     Cause.

                  (b) If on the 61st day following the date of the Termination
Event, the Company has not purchased all of a terminated Management Member's
       Units, and the Company has not opted to extend its 60 day election period pursuant to Section 2.02(d), the Company shall on or before the 61st day provide written notice to the Investor Groups of (i) its decision not to purchase some or all of such Units and (ii) the number of such Management Member's Eligible
Units (defined below) which the Company did not purchase, and the Investor
Groups shall have the right to purchase and such Management Member shall be required to sell to the Investor Group(s), any or all of the Units (the
"Eligible Units") then held by such Management Member at a price per Unit equal to the applicable purchase price determined pursuant to Section 2.02(c). The
Investor Groups' rights to purchase such Eligible Units and each Management
Member's corresponding obligation to sell such Eligible Units shall terminate on the 120th day following the date of the Termination Event. Upon receipt of the written notice described above, each Investor Group desiring to purchase Units shall within 45 days of receipt of the Company's notice provide written notice to the Company, specifying that such Investor Group is willing to purchase either (i) its pro rata share of the Eligible Units (based upon the number of
Units held by such Investor Group relative to the total number of Units held by all of the Investor Groups),

                                      -5-

(ii) a number of Eligible Units less than such Investor Group's pro rata share, or (iii) any and all Units available to be purchased; provided, that the
Investor Groups shall, as much as reasonably practicable, consult with each other and coordinate the exercise of rights such that all Eligible Units are elected to be purchased. Upon receipt of the Investor Groups' respective notices, the Company will notify the Management Member of the Investor Group(s)'
elections and the Management Member will be obligated to sell (x) to the
Investor Groups making elections described in clauses (i) and (ii) of the preceding sentence, the number of Eligible Units elected to be purchased by such
Investor Groups and (y) all remaining Eligible Units, if any, to the Investor
Groups making the election described in clause (iii) of the preceding sentence to such Investor Group(s) on a pro rata basis (based upon the number of Units held by such Investor Group relative to the total number of Units held by all of the Investor Groups making such election), but in no event more that any such
Investor Groups elected to purchase.

     (c) In the event of a purchase by the Company pursuant to Section 2.02(a)
and/or the Investor Group(s) pursuant to Section 2.02(b) (each a "Units Buyer"), the purchase price shall be:

          (i) in the case of a Termination Event specified in Section 2.02(a)(i)
     or 2.02(a)(ii) a price per Unit equal to the most recently determined Fair
     Market Value, and

          (ii) in the case of a Termination Event specified in Section
     2.02(a)(iii), a price per Unit equal to the lesser of (1) Fair Market Value and (2) Cost.

     (d) The Units Buyer may pay the purchase price for such Units (i) by delivery of funds deposited into an account designated by the Management Member, a bank cashier's check, a certified check or a company check of the Units Buyer for the purchase price; (ii) if the Units Buyer is the Company and is prohibited from paying cash by financing or liquidity constraints and is unable to pay the purchase price as provided in clause (iii), by delaying the exercise of the purchase right described under Section 2.02(a) until the earlier of (x) when the financing restrictions lapse and (y) when the Company is able to pay the purchase price as provided in clause (iii); or (iii) if the Units Buyer is the
Company and has the right to purchase such Units during the period following a
Qualified IPO (including in respect of a purchase that was delayed pursuant to clause (ii)), by delivery of a number of shares of Issuer Common Stock determined by dividing (A) the aggregate purchase price of the Units being sold by such Management Member by (B) the Public Share FMV as of the close of trading on the trading day immediately prior to the delivery thereof to the Management
Member. Notwithstanding anything to the contrary in this Agreement, the Units
Buyer may deduct and withhold from the amounts otherwise payable pursuant to this Agreement such amounts as necessary to comply with the Internal Revenue
Code of 1986, as amended, or any other provision of applicable law, with respect to the making of such payment.

     (e) Notwithstanding anything to the contrary elsewhere herein, the Company shall not be obligated to purchase any Units at any time pursuant to this
Section 2.02, regardless of whether it has delivered a notice of its election to purchase any such Units, (i) to the extent that (A) the purchase of such Units
(together with any other purchases of Units pursuant to

                                      -6-

Sections 2.02 or 2.03 hereof, or pursuant to similar provisions in any other agreements with other investors of which the Company has at such time been given or has given notice) or (B) in the event of an election to purchase such Units with shares of Issuer Common Stock, the issuance of such shares by the IPO
Entity, the purchase of such shares by the Company or the distribution of such shares to the Management Member would result (x) in a violation of any law, statute, rule, regulation, policy, order, writ, injunction, decree or judgment promulgated or entered by any governmental authority applicable to the Company or any of its Subsidiaries or any of its or their assets (including any unavailability of a registration statement or exemption from registration necessary to allow delivery of shares of Issuer Common Stock to the Management
Member), (y) after giving effect thereto (including any dividends or other distributions or loans from a Subsidiary of the Company to the Company in connection therewith), in a Financing Default or (z) in the Company being required to disgorge any profit to the IPO Entity pursuant to Section 16(b) of the 1934 Act, (ii) if immediately prior to such purchase of Units, issuance of
Issuer Common Stock or purchase of shares of Issuer Common Stock, as the case may be, there exists a Financing Default which prohibits such issuance or purchase (including any dividends or other distributions or loans from a
Subsidiary of the Company to the Company in connection therewith), or (iii) if the Company does not have funds available to effect such purchase of Units or
Issuer Common Stock. The Company shall within 30 days of learning of any such fact so notify the Management Member that it is not obligated to purchase such
Units and has deferred its right to make such purchase until such violation, potential liability under the 1933 Act or 1934 Act, Financing Default or unavailability of funds would not result therefrom or has ceased. The Company agrees to use commercially reasonable efforts to cure any such Financing Default that is curable. To the extent that, pursuant to this Section 2.02(e), the
Company is not obligated to pay for a Management Member's Units in accordance with one of the payment methods described in the first sentence of Section
2.02(d), the Company shall, except as otherwise permitted by this Section
2.02(e), be required to pay for such Units pursuant to an alternate method of payment described in the first sentence of Section 2.02(d).

     (f) Notwithstanding anything to the contrary contained in this Section
2.02, any Units which the Company has elected to purchase from a Management
Member, but which in accordance with Section 2.02(e) are not purchased at the applicable time provided in this Section 2.02, shall be purchased by the Company on the tenth Business Day after such date or dates that it is no longer permitted to defer purchasing such Units under Section 2.02(e), and the Company shall give such Management Member five Business Days prior notice of any such purchase.

     Section 2.03. Put Right. (a) Subject to the Call Right described in Section
2.02, following a Qualified IPO and for so long as no Termination Event pursuant to Section 2.02(a)(iii) shall have occurred with respect to a Management Member, such Management Member shall have the right, but not the obligation, to sell
(the "Put Right") beginning on the later of (x) the first date immediately following the expiration of any Company or underwriter "lock-up" period applicable to such Qualified IPO and (y) the date that is at least six (6)
months and one day after, the Sale Date ( the later of (x) and (y) shall be referred to as the "First Put Date"), and the Company shall be required to purchase from such Management Member, a number of such Management Member's Units as determined by such Management Member, at a price per Unit equal to the Fair
Market Value as of the date the Management Member exercises

                                      -7-

such Put Right. For the avoidance of doubt, subject to the Call Right described in Section 2.02, a Management Member shall remain entitled to the Put Right following a Termination Event pursuant to Sections 2.02(a)(i) or (ii) with respect to such Management Member.

     (b) Each Management Member who desires to sell any of his or her Units following the applicable First Put Date shall send written notice to the Company of his or her intention to sell such Units pursuant to this Section 2.03.
Subject to the exercise of any Call Right pursuant to Section 2.02, the closing of the purchase shall take place at the principal office of the Company on a date specified by the Company no later than 30 days after the giving of such notice.

     (c) At the closing of a purchase pursuant to a Put Right, the Company will pay to the Management Member the purchase price for such Units (determined in accordance with Section 2.03(a)) by delivery of a number of shares of Issuer
Common Stock determined by dividing (A) the aggregate purchase price of the
Units being sold by such Management Member by (B) the Public Share FMV as of the close of trading on the trading day immediately prior to the delivery thereof to the Management Member.

     (d) Notwithstanding anything to the contrary elsewhere herein, the Company shall not be obligated to purchase any Units at any time pursuant to this
Section 2.03 (i) to the extent that (A) the purchase of such Units (together with any other purchases of Units pursuant to Sections 2.02 or 2.03 hereof, or pursuant to similar provisions in any other agreements with other investors of which the Company has at such time been given or has given notice) or (B) the issuance of shares by the IPO Entity or the purchase of such shares by the
Company would result (x) in a violation of any law, statute, rule, regulation, policy, order, writ, injunction, decree or judgment promulgated or entered by any governmental authority applicable to the Company or any of its Subsidiaries or any of its or their assets (including any unavailability of a registration statement or exemption from registration necessary to allow delivery of shares of Issuer Common Stock to the Management Member(s)), (y) after giving effect thereto, in a Financing Default or (z) in the Company being required to disgorge any profit to the IPO Entity pursuant to Section 16(b) of the 1934 Act or (ii)
if immediately prior to such purchase of Units, issuance of Issuer Common Stock or purchase of shares of Issuer Common Stock, as the case may be, there exists a
Financing Default which prohibits any such issuance or purchase. The Company agrees to use commercially reasonable efforts to cure any such Financing Default that is curable. To the extent that the Company is not obligated to pay for any
Units as described in the first sentence of Section 2.03(c) pursuant to the terms of this Section 2.03(d), the Company shall promptly notify any Management
Member that has delivered a notice of exercise of a Put Right that it is not obligated to purchase such Units and has deferred its right to make such purchase until such violation, potential liability under the 1933 Act or 1934
Act or Financing Default would not result therefrom or has ceased.

     (e) Notwithstanding anything to the contrary contained in this Section
2.03, any Units which a Management Member has elected to sell to the Company, but which in accordance with Section 2.03(d) are not purchased at the applicable time provided in this Section 2.03, shall be purchased by the Company on the tenth Business Day after such date or dates that it is no

                                      -8-

longer permitted to defer purchasing such Units under Section 2.03(d), and the
Company shall give such Management Member five Business Days prior notice of any such purchase.

     Section 2.04. Tag-Along Right. (a) If, at any time prior to a Qualified
IPO, one or more Sponsor Members propose to Transfer, in a single transaction or a series of related transactions, a number of Units representing at least 30% of the Sponsor Members' aggregate Initial Equity Stakes (as defined in the LLC
Agreement) to any Person (other than a Transfer to a Permitted Transferee (as defined in the LLC Agreement) of any such Sponsor Member and other than a
Transfer in accordance with the Registration Rights Agreement and other than to another Sponsor Member) (a "Tag-Along Purchaser"), then, unless such transferring Sponsor Member(s) are entitled to give and do give a Drag-Along
Sale Notice (as defined in the LLC Agreement) and no other Sponsor Member(s) has elected to purchase its pro rata share of such Units pursuant to Section 2.04(a)
of the Sponsor Agreement, the Company shall first provide written notice to each of the Management Members, which notice (the "Tag-Along Notice") shall state:
(i) the maximum number of Units proposed to be Transferred (the "Tag-Along
Securities"); (ii) the purchase price per Unit (the "Tag-Along Price") for the
Tag-Along Securities and (iii) any other material terms and conditions of such sale, including the proposed transfer date (which date will be within 60 business days after the termination of the Election Period (defined below), subject to extension for any required regulatory approvals). Each of the
Management Members that has been provided with the Tag-Along Notice (each, a
"Tag-Along Manager") shall have the right to sell to such Tag-Along Purchaser, upon the terms set forth in the Tag-Along Notice, up to the aggregate number of
Units which are held by such Tag-Along Manager multiplied by a fraction, the numerator of which is the aggregate number of Units proposed to be sold by the transferring Sponsor Member as reflected in the Tag-Along Notice and the denominator of which is the total number of Units which are held by the transferring Sponsor Member. If the number of Units elected to be sold by the
Tag-Along Managers and any other individuals identified from time to time on
Exhibit A to the LLC Agreement, the transferring Sponsor Member and any other
Sponsor Members electing to participate in such sale is greater than the number of Tag-Along Securities specified in the Tag-Along Notice, the number of Units being sold by each such seller shall be reduced such that the applicable seller shall be entitled to (and obligated to) sell only their pro rata share of Units
(based on the aggregate number of Units held by such seller to the total number of Units held by all of such electing sellers). The transferring Sponsor
Member(s), the Sponsor Members electing to participate in such sale and the
Tag-Along Manager(s) exercising their rights pursuant to this Section 2.04 shall effect the sale of the Tag-Along Securities, and such Tag-Along Manager(s) shall sell the number of Tag-Along Securities required to be sold by such Tag-Along
Manager(s) pursuant to this Section 2.04(a) within 60 business days after the expiration of the Election Period, subject to extension for any required regulatory approvals.

     (b) The tag-along rights provided by this Section 2.04 must be exercised by any Tag-Along Manager wishing to sell its Units within 10 business days following the date of delivery of the Tag-Along Notice (the "Election Period"), by delivery of a written notice to the Company indicating such Tag-Along
Manager's wish to irrevocably exercise its rights and specifying the number of
Units (up to the maximum number of Units owned by such Tag-Along Manager requested to be purchased by such Tag-Along Purchaser) it wishes to sell;
provided that

                                       -9-

any Tag-Along Manager may waive its rights under this Section 2.04 prior to the expiration of such 10-business day period by giving written notice to the
Company, which will be distributed by the Company to the transferring Sponsor
Member(s). The failure of a Tag-Along Manager to respond within such 10-business day period shall be deemed to be a waiver of such Tag-Along Manager's rights under this Section 2.04.

     (c) In connection with any sale pursuant to this Section 2.04, each
Tag-Along Manager shall make to the Tag-Along Purchaser the same representations, warranties, covenants, indemnities and agreements as the transferring Sponsor Member(s) makes in connection with the proposed transfer
(except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to the transferring Sponsor Member(s), a
Tag-Along Manager shall make the comparable representations, warranties, covenants, indemnities and agreements); provided that all representations, warranties and indemnities shall be made by the transferring Sponsor Member(s)
and such Tag-Along Manager severally and not jointly and that the liability of the transferring Sponsor Member(s) and such Tag-Along Manager thereunder shall be borne by each of them on a pro rata basis. The Tag-Along Managers shall receive the same type and amount of consideration (and rights) per Unit as is paid or delivered to the transferring Sponsor Member(s) in the sale pursuant to
Section 2.04(a).

     (d) No Transfer of any Unit pursuant to this Section 2.04 shall be effective unless and until the applicable transferee agrees to be bound by all of the terms and conditions of the LLC Agreement.

     Section 2.05. Fair Market Value. Either the Board or the compensation committee of the Board shall undertake in good faith to determine the Fair
Market Value of the Units no less frequently than annually and on a quarterly basis if necessary in connection with a Transfer of Units to the Company pursuant to Section 2.02 or Section 2.03 of this Agreement. Such determination shall be made in the sole discretion of the Board or the compensation committee of the Board, as the case may be.

                                  ARTICLE III

                  Confidentiality; Intellectual Property Rights

     Section 3.01. (a) No Management Member shall at any time (whether during or after such Management Member's service with the Company or its Subsidiaries) (i)
retain or use for the benefit, purposes or account of the Management Member or any other Person; or (ii) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside the Company and its
Subsidiaries (other than its professional advisers who are bound by confidentiality obligations), any non-public, proprietary or confidential information (including trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approval)
concerning the past, current or

                                      -10-

future business, activities and operations of the Company, its Subsidiaries or
Affiliates and/or any third party that has disclosed or provided any of same to the Company on a confidential basis, including, without limitation, the existence and terms of this Agreement ("Confidential Information") without the prior authorization of the Company.

     (b) "Confidential Information" shall not include any information that is
(i) generally known to the industry or the public other than as a result of the
Management Member's breach of this covenant or any breach of other confidentiality obligations by third parties; (ii) made legitimately available to the Management Member by a third party without breach of any confidentiality obligation; or (iii) required by law to be disclosed; provided that in connection with sub-clause (iii), the Management Member shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and cooperate with any attempts by the Company to obtain a protective order or similar treatment. This Section 3.01 shall not be construed to preclude the Management Member from using his/her acquired knowledge, experience and expertise gained during the term of Services in any subsequent employment, provided that such use does not include the disclosure or other use in any manner of Confidential Information.

     (c) Except as required by law or except in connection with any proposed transfer in accordance with this Agreement or any transfer to a Management
Permitted Transferee, the Management Member will not disclose to anyone, other than the Management Member's immediate family and legal or financial advisors, the existence or contents of this Agreement.

     (d) Upon termination of the Management Member's Services with the Company for any reason, the Management Member shall (i) cease and not thereafter commence use of any Confidential Information or intellectual property (including any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source indicator) owned or used by the Company, its
Subsidiaries or Affiliates; (ii) immediately destroy, delete, or return to the
Company, at the Company's option, all originals and copies in any form or medium
(including memoranda, books, papers, plans, computer files, letters and other data) in the Management Member's possession or control (including any of the foregoing stored or located in the Management Member's office, home, laptop or other computer, whether or not such computer is Company property) that contain
Confidential Information or otherwise relate to the business of the Company, its
Affiliates and Subsidiaries, except that the Management Member may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information; and (iii) notify and fully cooperate with the
Company regarding the delivery or destruction of any other Confidential
Information of which the Management Member is or becomes aware.

     (e) Each Management Member who has participated or will participate in the creation or development of any intellectual property in the course of such individual's service to the Company or its Subsidiaries hereby (i) disclaims and agrees to disclaim any rights with respect to such intellectual property, (ii)
agrees that the Company or a Subsidiary of the Company, as the case may be, is or will be deemed to be the sole original owner/author of all

                                      -11-

such intellectual property and, (iii) if requested by the Company or a
Subsidiary of the Company, will execute an assignment or an agreement to assign solely in favor of the Company or such Subsidiary or such predecessor in interest, as applicable, all right, title and interest in all such intellectual property.

                                   ARTICLE IV

                                   Definitions

     Section 4.01. "Act" shall mean the Delaware Limited Liability Company Act,
Delaware Code, Title 6, Sections 18-101, et seq., as in effect from time to time.

     Section 4.02. "Affiliate" shall have the meaning ascribed thereto in Rule
12b-2 promulgated under the 1934 Act, as in effect on the date hereof.

     Section 4.03. "Applicable Law" means, with respect to any Person, any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any governmental authority, applicable to such Person or its Subsidiaries or their respective assets.

     Section 4.04. "Board" shall mean the board of directors of the Company.

     Section 4.05. "Business Day" shall mean any day on which banks are required to be open to conduct business in New York City.

     Section 4.06. "Cause", when used in connection with the termination of
Services of a Management Member, shall have the same meaning ascribed to such term in any written agreement relating to Services or any severance agreement then in effect between such Management Member and the Company or one of its
Subsidiaries or, if no such agreement containing a definition of "Cause" is then in effect, shall mean a termination of Services of the Management Member by the
Company or any Subsidiary thereof due to (i) the commission by the Management
Member of an act of fraud or embezzlement, (ii) the indictment or conviction of the Management Member for a felony or a crime involving moral turpitude or a plea by the Management Member of guilty or nolo contendere involving such a crime, (iii) the gross negligence, malfeasance or willful misconduct by the
Management Member in the performance of the Management Member's duties, (iv) the violation by the Management Member of a written Company policy regarding employment, including substance abuse, sexual harassment or discrimination, (v)
the willful failure of the Management Member to render services to the Company or any of its Subsidiaries in accordance with the Management Member's Services which failure amounts to a material neglect of the Management Member's duties to the Company or any of its Subsidiaries (other than as a result of mental or physical incapacity) (vi) the repeated failure of the Management Member to comply with reasonable directives of the Board or the chief executive officer of the Company consistent with the Management Member's duties or (vii) the material breach by the Management Member of any of the provisions of any

                                      -12-

agreement between the Management Member, on the one hand, and the Company or a
Member or an Affiliate of the Company, on the other hand.

     Section 4.07. "Change of Control" shall mean the consummation of any transaction (including any merger or consolidation) the result of which is that any Person, other than a Sponsor Member or a Permitted Transferee of a Sponsor
Member, becomes the beneficial owner, directly or indirectly, of (i) more than
50% of the voting securities of the Company or its successor entity or (ii) all or substantially all of the assets of the Company or its successor entity.

     Section 4.08. "Cost" shall mean, with respect to a Management Member's
Units, the price per unit paid by such Management Member (as proportionately adjusted for all subsequent distributions of Units and other recapitalizations).

     Section 4.09. "Disability" shall mean the inability of a Management Member to perform the essential functions of the Management Member's job, with or without reasonable accommodation, by reason of a physical or mental infirmity, for a continuous period of six months or for an aggregate of nine months in a twenty-four month period. The period of six months shall be deemed continuous unless such Management Member returns to work for at least 30 consecutive business days during such period and performs during such period at the level and competence that existed prior to the beginning of the six-month period.

     Section 4.10. "Fair Market Value" shall be the fair value of the Units determined from time to time in good faith by the Board using its reasonable business judgment. Following the initial public offering of equity securities of the Company or the IPO Entity, Fair Market Value will be based on the public trading price of such securities.

     Section 4.11. "Financing Default" shall mean an event which would constitute (or with notice or lapse of time or both would constitute) an event of default (which event of default has not been cured) under or would otherwise violate or breach (i) any financing arrangement of the Company or any of its
Subsidiaries in effect as of the time of the aforementioned event, and any extensions, renewals, refinancings or refundings thereof in whole or in part;
and (ii) any provision of the Company's or any of its Subsidiary's constitutional documents.

     Section 4.12. "Investor Group" shall have the meaning set forth in the LLC
Agreement.

     Section 4.13. "IPO Entity" shall mean the issuer in a Qualified IPO.

     Section 4.14. "Issuer Common Stock" shall mean common stock of the same class as that offered to the public by the IPO Entity in a Qualified IPO or any securities into which such common stock is exchanged, converted or reclassified, including pursuant to any merger, reorganization or reclassification.

     Section 4.15. "1933 Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                      -13-

     Section 4.16. "1934 Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     Section 4.17. "Management Members" shall have the meaning set forth in the introductory paragraph of this Agreement.

     Section 4.18. "Manager Permitted Transferee" shall mean, with respect to any Management Member, (i) a transferee in a Transfer upon the death of such
Management Member to his/her executors, administrators, testamentary trustees, legatees or beneficiaries (ii) subject to the LLC Agreement, only in connection with a Transfer by such Management Member for estate planning purposes not made within twelve months of any other such Transfer, a limited partnership, limited liability company, trust or custodianship, the beneficiaries of which may include only such Management Member, his/her spouse (or ex-spouse) or his/her lineal descendants (including adopted), but only if, (x) in the case of clause
(i) and (ii), such Person becomes a party to, and is bound to the same extent as the transferor by the terms of, this Agreement and (y) in the case of a Transfer described in clause (ii), the Compensation Committee of the Board has given its prior, written approval to such Transfer.

     Section 4.19. "Member" shall have the meaning set forth in the LLC
Agreement.

     Section 4.20. "Permitted Transferee" shall have the meaning set forth in the LLC Agreement.

     Section 4.21. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     Section 4.22. "Public Share FMV", per share of Issuer Common Stock, shall mean the arithmetic mean of the high and low prices per share as reported on such date on the composite tape of the principal national securities exchange on which such shares are listed or admitted to trading, or, if no composite tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such shares are listed or admitted to trading, or, if the shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per share closing bid price and per share closing asked price on such date as quoted on the National Association of
Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (the "NASDAQ"), or, if no sale of shares shall have been reported on such composite tape or such national securities exchange on such date or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the shares have been so reported or quoted shall be used to calculate the Public Share FMV.

     Section 4.23. "Qualified IPO" shall have the meaning set forth in the
Registration Rights Agreement.

                                      -14-

     Section 4.24. "Registration Rights Agreement" shall mean that certain
Registration Rights Agreement, dated as of May 17, 2004, by and among the
Company and the Members, as it may be amended, supplemented or restated from time to time.

     Section 4.25. "Sale Date" shall mean, with respect to any Unit, the date on which such Unit was first purchased from the Company.

     Section 4.26. "Services" shall mean (i) a Management Member's employment if the Management Member is an employee of the Company or any of its Affiliates,
(ii) a Management Member's services as a consultant, if the Management Member is a consultant to the Company or any of its Affiliates and (iii) a Management
Member's services as a non-employee director, if the Management Member is a non-employee member of the Board or the board of directors of an Affiliate;
provided however that unless otherwise determined by the Board or the compensation committee of the Board, a change in a Management Member's status from employee to non-employee (other than with respect to a director of the
Company or an Affiliate) shall constitute a termination of employment hereunder.

     Section 4.27. "Sponsor Members" shall have the meaning set forth in the LLC
Agreement

     Section 4.28. "Subsidiary" shall have the meaning set forth in the LLC
Agreement.

     Section 4.29. "Tag-Along Manager" shall have the meaning set forth in
Section 2.04(a).

     Section 4.30. "Tag-Along Notice" shall have the meaning set forth in
Section 2.04(a).

     Section 4.31. "Tag-Along Price" shall have the meaning set forth in Section
2.04(a).

     Section 4.32. "Tag-Along Purchaser" shall have the meaning set forth in
Section 2.04(a).

     Section 4.33. "Tag-Along Securities" shall have the meaning set forth in
Section 2.04(a).

     Section 4.34. "Termination Event" shall have the meaning set forth in
Section 2.02(a).

     Section 4.35. "Transfer" shall have the meaning set forth in Section
2.01(a).

     Section 4.36. "Units" shall have the meaning set forth in the recitals of this Agreement.

                                      -15-

     Section 4.37. "Units Buyer" shall have the meaning set forth in Section
2.02(c).

                                   ARTICLE V
                                  MISCELLANEOUS

     Section 5.01. Assignment and Binding Effect. Neither the Company nor any
Management Member shall assign all or any part of this Agreement without the prior written consent of the other and the consent of the Board. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties pursuant to this paragraph.

     Section 5.02. Conversion; Restructuring; Recapitalization; Reorganization.
(a) In connection with a Qualified IPO, pursuant to Section 4.06 of the LLC
Agreement, the Units may be converted at the discretion of the Board into
Reclassified Securities (as defined in the LLC Agreement) and it is contemplated that the restrictions contained in this Agreement would in such case be replicated in one or more management shareholders agreements governing the
Reclassified Securities to which the Management Members would become parties.

     (b) The Company may, at the discretion of the Board and in accordance with applicable U.S. state and federal law (including the 1933 Act and the 1934 Act and the rules promulgated thereunder), effect a reorganization, reclassification, conversion, merger, recapitalization or restructuring (each, a
"Restructuring Event") pursuant to which the Members would become members or shareholders of a new limited liability company or corporation and cease to be
Members of the Company or receive different securities of the Company. The units, shares or other equity interests provided to each Management Member pursuant to such Corporate Restructuring would provide each Management Member with substantially similar economic and other rights and privileges as such
Management Member had as a Member of the Company prior to such Restructuring
Event and which are consistent with the rights and preferences attendant to the
Units held by the Management Members immediately prior to such Restructuring
Event. It is contemplated that the Management Members, the company formed by such Restructuring Event and, in the discretion of the Sponsor Members, the
Sponsor Members, would enter a management members agreement or management shareholders agreement, as the case may be, in conjunction with such
Restructuring Event, containing provisions substantially similar to the provisions of this Agreement. The Management Members hereby agree to enter into any such management members agreement or management shareholders agreement.

     Section 5.03. Third Party Beneficiaries. Each of the Sponsor Members shall be considered a third party beneficiary of the representations, warranties and agreements of the Management Members made in this Agreement, entitled to take any action against any Management Member as if such Sponsor Member were the
Company hereunder.

     Section 5.04. Notices. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been given when personally delivered, one day after deposit with Federal
Express or similar overnight

                                      -16-

courier service or three days after being mailed by first class mail, return receipt requested shall be deemed to have been given on the date mailed, and shall be addressed as follows:

                          TO THE COMPANY:   Nalco LLC
                                            345 Park Avenue
                                            New York, NY 10154
                                            Attention: Chinh Chu
                                            Fax: (212) 583-5722

                                            Attention: Joshua J. Harris
                                            Fax: (212) 515-3288
                                            Attention: Sanjeev Mehra
                                            Fax: (212) 357-5505

                          With a copy to:   Simpson Thacher & Bartlett LLP
                                            425 Lexington Avenue
                                            New York, NY  10017
                                            Attention: Wilson S. Neely
                                            Fax: (212) 455-2502

                           And a copy to:   Wachtell, Lipton, Rosen & Katz
                                            51 West 52nd Street
                                            New York, NY 10019
                                            Attention: Daniel A. Neff
                                            Fax: (212) 403-2000

        TO ANY MANAGEMENT INVESTOR MEMBER   At the address set
                                            forth in the
                                            written records of
                                            the Company.

     Section 5.05. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE WITHOUT
REGARD TO CONFLICTS OF LAWS PRINCIPLES WHICH WOULD RESULT IN THE APPLICATION OF
THE LAWS OF ANOTHER JURISDICTION.

     Section 5.06. Jurisdiction. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware for any actions, suits or proceedings arising out of or relating to this agreement and the transactions contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts, and further agree that service of any process, summons, notice or document by U.S. registered mail to its address set forth above shall be effective service of process for any action, suit or proceeding brought against such party in any such court). The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby

                                      -17-

in the courts of the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     Section 5.07. Management Member's Services. Nothing contained in this
Agreement shall be deemed to obligate the Company or any Subsidiary to employ or retain any Management Member in any capacity whatsoever or to prohibit or restrict the Company (or any Subsidiary) from terminating the Services of the
Management Member at any time or for any reason whatsoever, with or without
Cause.

     Section 5.08. Entire Agreement. This Agreement, the LLC Agreement and the
Registration Rights Agreement set forth the entire understanding and agreement of the parties hereto and supersede any and all other understandings, term sheets, negotiations or agreements between the parties hereto relating to the subject matter of this Agreement, the LLC Agreement and the Registration Rights
Agreement.

     Section 5.09. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single agreement.

     Section 5.10. Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Agreement, but this Agreement shall be construed in a manner which, as nearly as possible, reflects the original intent of the parties.

     Section 5.11. Interpretation. Words used in the singular form in this
Agreement shall be deemed to import the plural, and vice versa, as the sense may require. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or
"including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     Section 5.12. Amendment. Any amendment to this Agreement shall only be effective if evidenced by a written instrument signed by the Company; provided, that any such amendment that is materially adverse to the economic interests of a Management Member shall only be effective if such Management Member consents thereto in writing.

     Section 5.13. Waiver. Any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such waiver but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement

                                      -18-

or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or future failure.

     Section 5.14. Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto will use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the provisions of this Agreement.

     Section 5.15. Sections, Exhibits, Schedules. References to a section are, unless otherwise specified, to one of the sections of this Agreement and references to an "Exhibit" or "Schedule" are, unless otherwise specified, to one of the exhibits or schedules attached to this Agreement.

     Section 5.16. Specific Enforcement. The Management Members and the Company
acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they may be entitled at law or in equity.

     Section 5.17. Successors. Manager Permitted Transferees are entitled to all of the rights and subject to all of the obligations of the transferor hereunder from whom they received their Interests regardless of whether the Agreement elsewhere so expressly provides.

                                      -19-

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

NALCO LLC

By: /s/ Stephen N. Landsman
    ----------------------------------
    Name: Stephen N. Landsman

MANAGEMENT MEMBER

By: /s/ Lou L. Loosbrock
    ----------------------------------
    Name: Lou L. Loosbrock

                                      -20-

                                   Schedule A

                               Management Members

                                      -21-

                                                                       EXHIBIT A

                                CONTINGENT BONUS

--------------------------------------------------------------------------------

Issuer:                                A Subsidiary of the Company

Bonus:                                 Bonus of up to the maximum amount
                                       specified in the Management Member's
                                       subscription agreement with the Company,
                                       subject to the contingencies set forth
                                       below

Contingency:                           Bonus will be paid to a Management Member
                                       following a Qualified IPO of a subsidiary
                                       of the Company (if a Qualified IPO occurs
                                       prior to June 1, 2005) if he or she is i)
                                       an employee of the Company or one of its
                                       subsidiaries on January 1, 2007 and ii)
                                       required to pay current income tax on
                                       compensation with respect to Class A
                                       Units prior to January 1, 2007 and not in
                                       connection with a sale of Class A Units,
                                       which bonus shall be equal to such
                                       current income tax, subject to the
                                       maximum set forth above

Eligibility:                           A Management Member will only be eligible
                                       for the bonus if for all tax reporting
                                       purposes the Management Member uses the
                                       Units valuation prepared by the Company's
                                       third party valuation firm in connection
                                       with the issuance of the Units

                                      -22-